Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Mako Mining Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	6/17/2026
Reporting Entity ESTMA Identification Number	E782528		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ezequiel Sirotinsky				Date	6/17/2026
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Mako Mining Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E782528
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Nicaragua	Government of Nicaragua	General Directorate of Revenue	7,370,000	3,560,000	190,000	-	-	-	-	11,120,000	The amount reported includes corporate income tax under taxes, a 3% ad valorem duty payable on minerals extracted and sold under royalties, and concession fees paid under fees.
Nicaragua	Government of Nicaragua	Ministry of Interior	-	-	10,000	-	-	-	-	10,000	Fees for transporting cyanide to the mine site.
Nicaragua	Muncipality of El Jicaro	Mayor's office of El Jicaro	-	-	-	-	-	-	70,000	70,000	An in-kind payment was provided for the maintenance of a road for community benefit. The value of this in-kind payment was equivalent to the amount paid to a third-party vendor for the maintenance work.
United States of America	Government of the United States of America	Department of the Treasury, Internal Revenue Service	130,000	-	-	-	-	-	-	130,000	Corporate Income Tax
United States of America	Government of the United States of America	Department of the Interior, Bureau of Land Management	-	-	300,000	-	-	-	-	300,000	Claim Maintenance Fee
United States of America	State of Arizona	Arizona Department of Environmental Quality	-	-	70,000	-	-	-	-	70,000	Air and water quality permit fee
United States of America	State of Arizona	Arizona Department of Revenue	70,000	-	-	-	-	-	-	70,000	Arizona Transaction Privilege Tax
United States of America	Mohave County	Mohave County Treasurer	240,000	-	-	-	-	-	-	240,000

Additional Notes:	All payments are reported in United States dollars ("USD") (the reporting currency of the reporting entity).
Amounts paid in Nicaraguan Cordobas ("NIO") are converted to USD using the method utilized by the Reporting Entity in its consolidated financial statements at an exchange rate of 1 NIO = 0.02730 USD (1 USD = 36.62430 NIO) for the period from January 1 to December 31, 2025.
All numbers have been rounded to the nearest $10,000 US Dollars.
	Mako Mining Corp. acquired Golden Vertex Corp. (GVC), a U.S. entity operating the Moss Mine, on March 27, 2025. All reportable payments for GVC for 2025, including those made up to the effective date of the acquisition, have been included in Mako Mining Corp.’s ESTMA report.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Mako Mining Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E782528
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Nicaragua	San Albino Mine	7,370,000	3,650,000	200,000	-	-	-	70,000	11,290,000
United States of America	Moss Mine	310,000	-	370,000	-	-	-	-	680,000

Additional Notes[3]:	All payments are reported in United States dollars ("USD") (the reporting currency of the reporting entity).
Amounts paid in Nicaraguan Cordobas ("NIO") are converted to USD using the method utilized by the Reporting Entity in its consolidated financial statements at an exchange rate of 1 NIO = 0.02730 USD (1 USD = 36.62430 NIO) for the period from January 1 to December 31, 2025.
All numbers have been rounded to the nearest $10,000 US Dollars.
	Mako Mining Corp. acquired Golden Vertex Corp. (GVC), a U.S. entity operating the Moss Mine, on March 27, 2025. All reportable payments for GVC for 2025, including those made up to the effective date of the acquisition, have been included in Mako Mining Corp.’s ESTMA report.